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                                  EXHIBIT 23.1

                         Independent Auditors' Consent


We consent to the incorporation by reference in this Registration Statement of AirNet Communications Corporation on Form S-8 of our report dated September 22, 1999 (October 27, 1999 as to the last paragraph of Note 11 and November 11, 1999 as to Note 12), appearing in the Prospectus included in Registration Statement No. 333-87693 on Form S-1 of AirNet Communications Corporation filed with the Securities and Exchange Commission on December 7, 1999.




/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP
Orlando, Florida
March 1, 2000